CONSULTING SERVICES AGREEMENT
This Debt Consulting Services Agreement (hereinafter the "Agreement") is entered this 5th. day of January, 2009 by and between JAMES M. JULIANO (hereinafter "Consultant") and ECOLOGY COATINGS, INC. (hereinafter "Client"), a Nevada corporation, with reference to the following:
RE CIT A L S:
WHEREAS, Client desires to be assured of the association and services of Consultant in order to avail itself of Consultant's experience, skills, abilities, knowledge, and background to facilitate long range strategic planning, and to advise Client in business and/or financial matters and is therefore willing to engage Consultant upon the terms and conditions set forth herein.
WHEREAS, Consultant desires to be assured, and Client desires to assure Consultant, that, if Consultant associates with Client and allocates his resources necessary to provide Client with his services as Client requires and expects, the Consultant will be paid the consideration described herein and said consideration will be nonrefundable, regardless of the circumstances.
WHEREAS, the Consultant agrees to be engaged and retained by the Client and Client agrees to engage and retain Consultant upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.             Engagement. Client hereby engages Consultant on a non-exclusive basis,

and Consultant hereby accepts the engagement to become debt Consultant to Client and to render such advice, consultation, information, and services to the Directors and/or Officers of Client regarding debt management and financial counseling.
2.              Term. The term ("Term") of this Agreement shall commence on the date hereof and continue for one (1) year. The Agreement may be extended upon agreement by both parties, unless or until the Agreement is terminated. Either party may cancel this Agreement upon five days written notice in the event either party violates any material provision of this Agreement and fails to cure such violation within five (5) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of their obligation incurred prior to the date of cancellation.
3.              Due Diligence. Client shall supply and deliver to Consultant all information relating to the Client's debt as may be reasonably requested by the Consultant to enable Consultant to provide the consulting services described in paragraph 1 hereof.

4.              Compensation and Fees. As consideration for Consultant entering into this Agreement, the Client shall pay the Consultant $7,500.00 at the end of each month during the term of this agreement, regardless of the amount of services the Consultant renders during the month. The Consultant will also be reimbursed for all reasonable business expenses the Consultant incurs in the performance of your consulting services for the Client. The Consultant will not participate in any employee benefit programs offered by the Client to its employees. The Client shall not be obligated to pay the Consultant compensation during any period in which the Consultant is unable to render the services requested because of sickness, injury, or other disability.
5.              Exclusivity; Performance; Confidentiality. The services of Consultant hereunder shall not be exclusive, and Consultant and his agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant agrees that he will, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of Consultant pursuant to the terms of this Agreement. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. Consultant does not guarantee that his efforts will have any impact upon the Client's business or that there will be any specific result or improvement from Consultant's efforts. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during his engagement with Client, shall not be, directly or indirectly, disclosed without the prior express written consent of Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.
6.              Exculpation of Liability and Indemnification. All decisions with respect to consultations or services rendered by Consultant for transactions negotiated for and presented to the Client by Consultant shall be those of the Client, and Consultant shall have no liability with respect to such decisions. In connection with the services Consultant renders under this Agreement, the Client indemnifies and holds Consultant harmless against any and all losses, claims, damages and liabilities and the expense, joint and several, to which Consultant may become subject and will reimburse Consultant for any legal and other expenses, including attorney's fees and disbursements incurred by Consultant in connection with investigating, preparing or defending any actions commenced or threatened or claim whatsoever, whether or not resulting in the liability, insofar as such are based upon the information the Client has supplied to Consultant under this Agreement.
7.              Independent Contractor. In his performance hereunder, Consultant shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner. Payments to Consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

8.             Arbitration and Fees. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement; or if not, shall be settled in accordance with the Arbitration rules of the American Arbitration Association in Irvine, California. Any decision or award rendered by the arbitrators shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as many be granted, to a reasonable sum as and for attorney's fees in such arbitration or other proceeding which may be determined by the arbitrator or other officer in such proceeding. If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney's fees whether or not court action is required for enforcement. The prevailing party in any such proceeding shall also be entitled to reasonable attorneys' fees and costs in connection all appeals of any judgment.
9.              Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail; or (ii) overnight delivery with confirmation of delivery; or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:
If to the Client:
Ecology Coatings
Address:
2701 Cambridge Court, Suite 100 Auburn Hills, Michigan 48326 Attn: General Counsel & Secretary
Facsimile No.:
866-750-2489
If to Consultant:
James M. Juliano
Address:
2701 Cambridge Court Suite 425
Auburn Hills, MI 48326
Facsimile No:
248-377-6302

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

10.             Additional Provisions. No waiver of any of the provisions of this
Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. There are no third party beneficiaries of this Agreement. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, regardless of laws of conflicts.
11.             Recitals. The Recitals are incorporated herein by this reference and made a material part of this Agreement.
The parties hereto have entered into this Agreement on the date first written above.
"Client"
Ecology Coatings, Inc.
a Nevada corporation

/s/ Robert G. Crockett
By: Bob Crockett
Title: CEO
" Consultant"

/s/ James M. Juliano
James M. Juliano